UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2023

Direct Digital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 402-1051

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	DRCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 29, 2023, Direct Digital Holdings, Inc. (the “Company”) issued a press release announcing the the expiration of its previously commenced offer to each holder of its outstanding public warrants (the “Warrants”) to purchase shares of its Class A common stock, par value $0.001 per share, the opportunity to receive $1.20 in cash, without interest, for each outstanding Warrant tendered by the holder pursuant to the offer (the “Tender Offer”), and (ii) the solicitation of consents (the “Consent Solicitation”) from holders of the outstanding Warrants to amend that certain Warrant Agent Agreement, dated as of February 15, 2022, by and between the Company and Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC) which governs all of the Warrants (the “Warrant Amendment”).

The Tender Offer and Consent Solicitation expired at one minute after 11:59 PM, Eastern Time on September 28, 2023, in accordance with its terms. Equiniti Trust Company, LLC, the Depositary for the Tender Offer, has indicated that 2,229,263 Warrants, including 36,242 Warrants through guaranteed delivery, had been validly tendered and not validly withdrawn prior to the expiration of the Tender Offer, representing approximately 69.3% of the outstanding Warrants. The Company expects to accept all validly tendered Warrants for purchase and settlement on or before Wednesday, October 4, 2023 (the “Settlement”). Pursuant to the terms of the Offer, the Company expects to pay an aggregate of approximately $2.7 million in cash to purchase the validly tendered Warrants.

In addition, pursuant to the Consent Solicitation, the Company received the approval of approximately 68.2% of the outstanding Warrants (not including the Warrants through guaranteed delivery), which exceeds the 50.1% of the Warrants required to effect the Warrant Amendment with respect to the Warrants. The Company expects to execute the Warrant Amendment concurrently with the Settlement.

The Tender Offer and Consent Solicitation are made solely upon the terms and conditions in an Offer to Purchase and Consent Solicitation and other related offering materials that have been distributed to holders of the Warrants. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 29, 2023 announcing the results of the offer to purchase and consent solicitation relating to the Warrants.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 29, 2023 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ Diana Diaz
Diana Diaz
Interim Chief Financial Officer